Exhibit 4.1

Execution Version

Fourth Supplemental Indenture

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 1, 2024, among Six Flags Entertainment Corporation, a Delaware corporation (formerly known as CopperSteel HoldCo, Inc., as successor to former Six Flags Entertainment Corporation (“SFEC”)) (“HoldCo”), the subsidiaries listed in Exhibit I hereto (collectively, the “Guaranteeing Subsidiaries” and each, a “Guaranteeing Subsidiary”), each a subsidiary of HoldCo, and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, SFEC has heretofore executed and delivered to the Trustee an indenture (as supplemented to the date hereof, the “Indenture”), dated as of June 16, 2016, by and among SFEC, Guarantors party thereto and the Trustee, providing for the issuance of 4.875% Senior Notes due 2024 (the “Notes”);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated November 2, 2023, by and among SFEC, Cedar Fair, L.P. (“Cedar Fair”), Copper Merger Sub, LLC and HoldCo, each of SFEC and Cedar Fair has merged with and into HoldCo as of the date hereof, with HoldCo continuing as the surviving entity (the “Merger”);

WHEREAS, substantially concurrently with the consummation of the Merger, (i) HoldCo is assuming the obligations of SFEC as the Company under the Indenture and (ii) each direct or indirect wholly-owned subsidiary of Cedar Fair, including the Guaranteeing Subsidiaries, is becoming a direct or indirect wholly-owned subsidiary of HoldCo;

WHEREAS, Section 5.01 of the Indenture provides that SFEC, in its capacity as the Company under the Indenture, may merge with or into another Person if, among other things, the Person surviving such merger assumes all of the obligations of SFEC pursuant to a supplemental indenture under the Notes and the Indenture;

WHEREAS, Section 4.15 of the Indenture provides that if any of the Company’s Domestic Subsidiaries that is not a Guarantor guarantees or becomes otherwise obligated under a Credit Facility incurred under Section 4.09(b)(2) of the Indenture or Indebtedness incurred in reliance on Section 4.09(a) of the Indenture, then such Domestic Subsidiary or obligor shall execute and deliver to the Trustee a supplemental indenture to which such Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture;

WHEREAS, each of the Guaranteeing Subsidiaries is an obligor under a Credit Facility and/or is required, pursuant to Section 4.15 of the Indenture, to unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, HoldCo, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO ASSUME OBLIGATIONS OF THE COMPANY. HoldCo, as the Person surviving the consummation of the Merger, hereby agrees to assume all obligations of SFEC in its capacity as the Company under the Notes and the Indenture. Effective on the date hereof and pursuant to Section 5.02 of the Indenture, all provisions of the Indenture referring to the “Company” shall hereafter refer to HoldCo and not SFEC, and HoldCo may exercise every right and power previously held by SFEC under the Indenture with the same effect as if HoldCo had originally been named as the Company under the Indenture on the Issue Date.

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3. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. No director, owner, officer, employee, incorporator or stockholder of HoldCo or any Guaranteeing Subsidiary or any of their respective Affiliates, as such, shall have any liability for any obligations of HoldCo or any Guaranteeing Subsidiary or any of their respective Affiliates under the Notes, this Supplemental Indenture, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic image scan shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic image scan shall be deemed to be their original signatures for all purposes.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by HoldCo and the Guaranteeing Subsidiaries.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: July 1, 2024

SIX FLAGS ENTERTAINMENT CORPORATION (AS SUCCESSOR TO FORMER SIX FLAGS ENTERTAINMENT CORPORATION), as the Company

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture to Senior Notes due 2024]

Guaranteeing Subsidiaries:

MAGNUM MANAGEMENT CORPORATION
MILLENNIUM OPERATIONS LLC
CALIFORNIA’S GREAT AMERICA LLC
CAROWINDS LLC
CEDAR FAIR SOUTHWEST INC.
CEDAR POINT PARK LLC
DORNEY PARK LLC
GALVESTON WATERPARK, LLC
GEAUGA LAKE LLC
KINGS DOMINION LLC
KINGS ISLAND COMPANY
KINGS ISLAND PARK LLC
KNOTT’S BERRY FARM LLC
MICHIGAN’S ADVENTURE, INC.
MICHIGAN’S ADVENTURE PARK LLC
NEW BRAUNFELS WATERPARK, LLC
SAWMILL CREEK LLC
VALLEYFAIR LLC
WONDERLAND COMPANY INC.
WORLDS OF FUN LLC

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Executive Vice President and Chief Financial Officer

CANADA’s WONDERLAND COMPANY

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Secretary and Chief Financial Officer

[Signature Page to Fourth Supplemental Indenture to Senior Notes due 2024]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
Authorized Signatory

[Signature Page to Fourth Supplemental Indenture to Senior Notes due 2024]

EXHIBIT I

CANADA’S WONDERLAND COMPANY
MAGNUM MANAGEMENT CORPORATION
MILLENNIUM OPERATIONS LLC
CALIFORNIA’S GREAT AMERICA LLC
CAROWINDS LLC
CEDAR FAIR SOUTHWEST INC.
CEDAR POINT PARK LLC
DORNEY PARK LLC
GALVESTON WATERPARK, LLC
GEAUGA LAKE LLC
KINGS DOMINION LLC
KINGS ISLAND COMPANY
KINGS ISLAND PARK LLC
KNOTT’S BERRY FARM LLC
MICHIGAN’S ADVENTURE, INC.
MICHIGAN’S ADVENTURE PARK LLC
NEW BRAUNFELS WATERPARK, LLC
SAWMILL CREEK LLC
VALLEYFAIR LLC
WONDERLAND COMPANY INC.
WORLDS OF FUN LLC